As filed with the Securities and Exchange Commission on February 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Limbach Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-5399422
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1251 Waterfront Place, Suite 201

Pittsburgh, Pennsylvania 15222

(412) 359-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles A. Bacon, III
Chief Executive Officer
1251 Waterfront Place, Suite 201

Pittsburgh, Pennsylvania 15222

(412) 359-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Jeremiah G. Garvey

Seth H. Popick

Cozen O’Connor

One Oxford Centre

301 Grant Street, 41st Floor

Pittsburgh, Pennsylvania 15219

Telephone: (412) 620-6500

Facsimile: (412) 275-2390

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-232406

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(2)
Common Stock, par value $0.0001 per share	$4,104,620.30	(1)	$447.81

(1)	In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of shares of common stock of the registrant having a proposed maximum aggregate offering price of $4,104,620.30 is hereby registered, which includes shares of common stock of the registrant issuable upon exercise of the underwriter’s option to purchase additional shares, representing 20% of the maximum aggregate offering price of unsold securities remaining under the registrant’s Registration Statement on Form S-3 (File No. 333-232406), as amended, which was declared effective by the Securities and Exchange Commission on August 6, 2019 (the “Prior Registration Statement”), as supplemented by that certain prospectus supplement dated February 10, 2021. In no event will the maximum aggregate offering price the shares of common stock issued pursuant to the Registration Statement and the Prior Registration Statement exceed that registered under such Registration Statements. The proposed maximum offering price per share will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act. Represents the registration fee only for the additional amount of securities being registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE

Limbach Holdings, Inc., a Delaware corporation (the “Company”), is filing this Registration Statement (“Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering of securities contemplated by the Company’s Registration Statement on Form S-3 (File No. 333-232406), (the “Prior Registration Statement”), which the Company initially filed with the Commission on June 27, 2019, as assumed on July 25, 2019, and which was declared effective by the Commission on August 6, 2019. The Company is filing this Registration Statement for the sole purpose of increasing the aggregate number of securities offered by the Company by a proposed aggregate offering price of $4,104,620.30, which includes shares of the Company's common stock that may be sold by the Company in the event the underwriter exercises its option to purchase additional shares of the Company's common stock. The additional securities that are being registered for issuance, and sale, are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

5.1	Opinion of Cozen O’Connor.

23.1	Consent of Cozen O’Connor (included in Exhibit 5.1).

23.2	Consent of Crowe LLP (independent registered public accounting firm).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on February 10, 2021.

LIMBACH HOLDINGS, INC.

By:	/s/ Charles A. Bacon, III
Charles A. Bacon, III
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles A. Bacon, III	President and Chief Executive Officer and Director	February 10, 2021
Charles A. Bacon, III	(Principal Executive Officer)

/s/ Jayme L. Brooks	Chief Financial Officer	February 10, 2021
Jayme L. Brooks	(Principal Financial and Accounting Officer)

/s/ Gordon G. Pratt	Director	February 10, 2021
Gordon G. Pratt

/s/ Larry G. Swets, Jr.	Director	February 10, 2021
Larry G. Swets, Jr.

/s/ Michael F. McNally	Director	February 10, 2021
Michael F. McNally

/s/ Norbert W. Young	Director	February 10, 2021
Norbert W. Young

/s/ Laurel J. Krzeminski	Director	February 10, 2021
Laurel J. Krzeminski

/s/ Joshua S. Horowitz	Director	February 10, 2021
Joshua S. Horowitz